Exhibit 5.1

January 21, 2026

Jeffs’ Brands Ltd

7 Mezada St.

Bnei Brak, Israel 5126112

RE: Jeffs’ Brands Ltd

Ladies and Gentlemen:

We have acted as Israeli counsel to Jeffs’ Brands Ltd, a company organized under the laws of the State of Israel (the “Company”), in connection with the offer, issuance and sale by the Company in a registered direct offering (the “Offering”) of 4,007,125 ordinary shares, no par value per share (the “Ordinary Shares”), pursuant to a securities purchase agreement dated January 21, 2026 between the Company and the purchasers named therein (the “Securities Purchase Agreement”). Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Securities Purchase Agreement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the shelf registration statement on Form F-3 (File No. 333-283904) filed by the Company on December 18, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Registration Statement”); (ii) the base prospectus dated December 18, 2024 forming a part of the Registration Statement (the “Base Prospectus”); (iii) the draft prospectus supplement to be filed in respect of the Offering(together with the Base Prospectus, the “Prospectus”); (iv) the Securities Purchase Agreement; (v) the articles of association of the Company, as currently in effect (the “Articles”); (vi) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or confirmed as photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Ordinary Shares issued in the Offering are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel. This letter is specifically limited to the laws of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices